NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                     Phil Levin., Chairman & CEO
                                                                  (419) 535-6374

                 N-VIRO ANNOUNCES TERMINATION OF RIGHTS OFFERING

Toledo,  Ohio,  November  17,  2004  -  N-Viro International Corp. (OTC Bulletin
Board: NVIC.OB) announced today that its Board of Directors has terminated the Rights Offering for the beneficial owners of the Company's Common Stock that was previously announced on March 22, 2004. Pursuant to the Rights Offering, the Company would issue one Right to purchase one share of Common Stock, for each ten shares of stock beneficially owned. The termination of the Rights Offering is effective immediately.


About  N-Viro
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.
                           -------------                         --------------

The Company cautions that words used in this document such as "expects," "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports and filings with the Securities and Exchange Commission.

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